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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

April 29, 2015

To my fellow stockholders,

        I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Cherokee Inc. ("Cherokee"), to be held on Monday, June 8, 2015, at 10:00 a.m. (Pacific Time) at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

        We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

        The business to be conducted at the Annual Meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. I urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

        Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,
/s/ HENRY STUPP Henry Stupp Chief Executive Officer

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of the Stockholders of Cherokee Inc. ("Cherokee") will be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Monday, June 8, 2015 at 10:00 a.m. (Pacific Time) for the following purposes:

          1.     To elect six directors to the Board of Directors, who will serve until Cherokee's 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as Cherokee's independent registered public accounting firm for the fiscal year ending January 30, 2016;

          3.     To hold a non-binding advisory vote on Cherokee's executive compensation; and

          4.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Stockholders of record at the close of business on April 9, 2015 will be entitled to notice of and to vote at the annual meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

        Cherokee's Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
April 29, 2015

Important Notice Regarding the Availability of Proxy Materials for Cherokee Inc.'s Annual Meeting of Stockholders to be held on June 8, 2015.

This Notice of Annual Meeting, the accompanying proxy statement and Cherokee Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 are available on the Internet at the following website: www.proxyvote.com.

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2015

GENERAL INFORMATION

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Cherokee Inc., a Delaware corporation ("Cherokee", the "Company", "we", "us" or "our"), of proxies to be used at the 2015 Annual Meeting of Stockholders to be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on June 8, 2015, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the "Annual Meeting"). Stockholders are being asked to vote upon (1) the election of six directors to the Board of Directors, (2) the ratification of the selection of Ernst & Young LLP as Cherokee's independent registered public accounting firm for the fiscal year ending January 30, 2016 ("Fiscal 2016"), (3) a non-binding advisory vote on our executive compensation, and (4) such other business as may properly come before the Annual Meeting. These proxy materials are being provided to stockholders on or before April 29, 2015.

Internet Delivery of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended January 31, 2015 ("Fiscal 2015"), by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

        Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") was mailed to such stockholders on or before April 29, 2015 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

        Any stockholder may request to receive our proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder's election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 8, 2015:

        Our Proxy Statement and the Annual Report are available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and the Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Annual Report

        Copies of our Annual Report are also available on the Internet through the Investor Relations section of our website at www.cherokeeglobalbrands.com and through the website of the SEC at www.sec.gov. Additionally, copies of our Annual Report are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. Exhibits will be provided upon written request.

Record Date, Outstanding Shares

        Our Board of Directors has fixed April 9, 2015 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,561,344 shares of common stock outstanding. Each stockholder of record at the close of business on April 9, 2015 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

        A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes occur when shares are held by a broker or nominee, the beneficial owner of the shares does not provide the broker or nominee with instructions regarding how to vote on a particular proposal, and the broker or nominee is not empowered to vote on the proposal because it constitutes a "non-routine" matter. See the explanation under "Effect of Not Casting Your Vote" below for further information regarding the effect of broker non-votes on each proposal to be considered at the Annual Meeting. The voting requirement for each of the proposals to be considered at the Annual Meeting is discussed under the respective Item in this Proxy Statement.

Voting and Revocation of Proxies

        Stockholders of Record:    You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

  •
  By Mail.  If you received printed proxy materials, you may submit your vote by completing, signing, and dating the proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

  •
  By Telephone or over the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 5, 2015.

  •
  In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may revoke your proxy at any time prior to the Annual Meeting by: (i) submitting a later-dated vote in person at the Annual Meeting, by Internet, by telephone, or by mail; or (ii) delivering instructions to us, care of our Secretary, at the address of our principal executive offices. Any notice of revocation or new proxy card that is mailed to us must include the stockholder's name and must be received prior to the Annual Meeting to be effective, and any votes by Internet or telephone proxy must be received by 11:59 p.m. Eastern Time on June 5, 2015 to be effective. Only your latest received vote that is received by the deadline applicable to each voting method will be counted. Your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

        Beneficial Owners:    You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that your shares are held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should receive a Notice of Internet Availability or other voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or other voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

        If your shares are held in "street name," you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Effect of Not Casting Your Vote

        If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Annual Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted FOR the directors nominated by the Board of Directors, FOR ratification of the selection of Ernst & Young LLP as Cherokee's registered independent public accounting firm for Fiscal 2016, and FOR the advisory vote approving Cherokee's executive compensation.

        If you hold your shares in street name, it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count in the election of directors (Item 1 of this Proxy Statement) and the advisory vote on executive compensation (Item 3 of this Proxy Statement). If you hold your shares in street name and you do not instruct your broker regarding how to vote on Items 1 and 3, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Cherokee's independent registered public accounting firm (Item 2). A broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Item 1) or the approval of a majority of the votes cast (Item 3).

        Abstentions and "withhold" votes will not affect the outcome of the vote on any proposal that requires a plurality of votes cast (Item 1) or any proposal that requires the affirmative vote of a majority of the votes cast (Items 2 and 3).

Security Ownership of Certain Beneficial Owners and Management

        The following table includes information as to the number of shares of our common stock beneficially owned by the following:

  •
  each stockholder known by Cherokee to beneficially own more than 5% of the outstanding shares of its common stock;

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  each director and nominee;

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  all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2015, as well our other executive officer serving during Fiscal 2015 (our Chief Operating Officer) (collectively, the "Named Executive Officers"); and

  •
  all of Cherokee's current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, to Cherokee's knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after April 9, 2015, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated in the notes to the table below, all information is as of April 9, 2015 and the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. As of April 9, 2015, there were 8,561,344 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
5% Stockholders
Headlands Strategic Opportunities Fund, LP(1)	741,626	8.7
Cove Street Capital, LLC(2)	735,925	8.6
Renaissance Technologies LLC(3)	640,345	7.5
Nine Ten Partners LP(4)	542,793	6.3
Park Circle Company, The Westminster Company, Jeffery A. Legum(5)	464,131	5.4
Directors
Jess Ravich(6)	181,555	2.1
Keith Hull(7)	28,202	*
Timothy Ewing(8)	23,337	*
Frank Tworecke(9)	14,999	*
Robert Galvin(10)	15,337	*
Named Executive Officers
Henry Stupp(11)	238,200	2.8
Howard Siegel(12)	235,601	2.8
Jason Boling(13)	40,566	*
All current executive officers and directors as a group (8 persons)(14)	777,797	9.1

*
Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of April 9, 2015.

(1)
The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2014, filed with the SEC by Headlands Strategic Opportunities Fund, LP, Headlands Capital Management, LLC, its general partner, and David Park and David Cost, members of the management committee of Headlands Capital Management, LLC. Each of these reporting persons reports its principal business address as One Ferry Building, Suite 255, San Francisco, California 94111.

(2)
The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2014 filed with the SEC by Cove Street Capital, LLC. Cove Street Capital, LLC reports its principal business address as 2101 E El Segundo Boulevard, Suite 301, El Segundo, California 90245.

(3)
The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2014, filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, as majority owner of Renaissance Technologies LLC. Each of these reporting persons reports its principal business address as 800 Third Avenue, New York, New York 10022.

(4)
The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2014 filed with the SEC by Nine Ten Partners LP, Nine Ten Capital Management LLC, its investment advisor, and Brian Bares, James Bradshaw and Russell Mollen, the control persons of the general partner of Nine Ten Partners LP. Each of these reporting persons reports its principal business address as 12600 Hill Country Blvd, Suite R230, Austin, Texas 78738.

(5)
The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2014 filed with the SEC by Park Circle Company, The Westminster Company, and Mr. Jeffrey A. Legum, who has investment and voting control of Park Circle Company and The Westminster Company. Each of these reporting persons reports its principal business address as 1829 Reisterstown Road, Suite 140, Baltimore, Maryland 21208.

(6)
Includes 111,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(7)
Includes 19,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(8)
Includes 19,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(9)
Includes 11,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(10)
Includes 11,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(11)
Includes 156,249 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015. Excludes the portion of a stock option representing 71,250 shares that was transferred to Mr. Stupp's former spouse pursuant to a qualified domestic relations order.

(12)
Includes 189,999 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(13)
Includes 36,667 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

(14)
Includes 553,915 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after April 9, 2015.

 ITEM 1. ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All six incumbent directors have been nominated for re-election for one-year terms. None of the nominees has any family relationship to any other nominee or to any executive officer of Cherokee. Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting.

        In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Director Nominees

        The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience and qualifications, other directorships held by him and the period during which he has previously served as a director of Cherokee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected. The Board of Directors has made an affirmative determination as to the independence of each nominee other than Mr. Stupp, Cherokee's Chief Executive Officer.

        In addition to the information presented below regarding each nominee's specific experience, qualifications and attributes that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cherokee and our Board.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Timothy Ewing, 55 Director	Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners, an investment advisory firm, the manager of Value Partners, Ltd., a Texas-based, private investment partnership formed in 1989, and of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. Mr. Ewing was previously a director of Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona from 2008 to 2009 and Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona from 2008 to 2010. In addition, Mr. Ewing is past chairman of the board and serves on the board of directors of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of trustees of the Baylor Health Care System Foundation and the advisory board of the University of Texas at Dallas' Holocaust Studies Program. Mr. Ewing is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. In addition, we believe Mr. Ewing's qualifications to sit on our Board and as a member of the Audit Committee include his extensive financial expertise, his experience as a professional investor, his insights regarding investor preferences and practices and his service on other public company boards of directors.
Frank Tworecke, 67 Director

Mr. Frank Tworecke has been a director of Cherokee since July 2012. Mr. Tworecke most recently served as a special advisor to Warnaco Group Inc. through December 31, 2012, which followed his service to Warnaco Group as Group President of Sportswear from May 2004 until his retirement effective July 1, 2012. During his tenure as Group President, Mr. Tworecke was responsible for Warnaco Group Inc.'s Calvin Klein ® Jeans, Calvin Klein ® Underwear and Chaps ® units. From November 1999 to April 2004, Mr. Tworecke served at Bon-Ton Stores, a department store operator. While at Bon-Ton Stores, he served as President and Chief Operating Officer from June 2000 to April 2004 and as Vice Chairman from November 1999 to June 2000. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich's Lazarus Goldsmith (now known as Macy's), and John Wanamaker. Since April 25, 2013 Mr. Tworecke is a member of the board of the Hampshire Group, Limited (OTC Markets: Hamp). In addition, Mr. Tworecke is a member of the board of advisors of Grafton-Fraser Inc., a private, Toronto-based men's apparel retailer, and a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University. He received a B.S. from Cornell University in 1968 and an MBA from Syracuse University in 1972. Mr. Tworecke's extensive experience as an apparel industry executive provides him with invaluable knowledge of our industry and further enables him to provide expert guidance and insight to our business.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Robert Galvin, 54 Director

Mr. Galvin has been a director of Cherokee since June 2012. Mr. Galvin most recently served as the Chief Executive Officer of Elie Tahari, a luxury fashion label, from January 2013 to November 2013. Previously, Mr. Galvin served as President of the Camuto Group, a leading global women's fashion footwear company, from 2007 to 2012. Prior to his tenure with the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and CFO of York International Corporation from 1999 to 2000; Executive Vice President and CFO of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co-founding the Connecticut Retail and Distribution Practice. Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or other senior executive at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our current or proposed licensing partners. In addition, we believe Mr. Galvin's training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to Cherokee in matters such as evaluating brand acquisitions and financial planning. In addition, Mr. Galvin was a member of the board of directors of Team Continuum from 2004 to 2013. Mr. Galvin currently sits on the board of directors for Lands' End and bebe, since May 2014 and November 2014, respectively.

Keith Hull, 62 Director

Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull is currently a Consultant for Kaltex America, a global manufacturer of textiles. Prior to his joining Kaltex America, from 2008 to mid-2010 Mr. Hull served as the Group Chief Executive Officer of UCO Raymond Denim of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was previously an Executive Vice President with Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. Prior to that, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. for eight years and, in 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken's Partnership board of directors. Mr. Hull is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors, including his current position as CEO of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Jess Ravich, 57 Chairman

Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was CEO of Libra Securities Holdings, LLC. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. (OTC: ALJJ). In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls. Mr. Ravich is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience, technical skills across various industries, experience in mergers and acquisitions and leadership skills. In addition, Mr. Ravich was a member of the board of directors of Spectrum Group from 2009 to 2014. Mr. Ravich currently sits on the board of directors for ALJ Regional Holdings, Inc., and A-Mark, since 2006 and 2014, respectively.

Henry Stupp, 51 Director and Chief Executive Officer

Henry Stupp became our Chief Executive Officer and a director in August 2010. Prior to joining Cherokee, Mr. Stupp was a co-founder of Montreal-based Novel Teez Designs, later known as NTD Apparel USA LLC, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to many major North American retailers, having most recently served as President of NTD Apparel USA LLC from 2005 until 2010. During his tenure with NTD Apparel USA, Mr. Stupp successfully identified, negotiated, and introduced many well-known licenses and brands to a broad retail audience. In addition, Mr. Stupp is currently serving a two year term as a Director of the International Licensing Industry Merchandiser's Association. In addition, Mr. Stupp attended Concordia University where he majored in Economics. As our CEO, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and merchandise licensing, coupled with his in-depth knowledge of Cherokee, provides our Board with important knowledge and skills and facilitates the Board's oversight of strategic and financial planning and other critical management functions.

Vote Required

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote in person or by proxy at the Annual Meeting. The six nominees receiving the highest number of votes will be duly elected as directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

 ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANT

        The Audit Committee has selected Ernst & Young LLP ("Ernst & Young") as Cherokee's independent registered public accounting firm for the fiscal year ending January 30, 2016 ("Fiscal 2016") and has further directed that the selection of the independent public accountant be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since December 19, 2012 and audited Cherokee's financial statements for all of our fiscal years ended after that date.

Fees to Independent Public Accountants

        The fees for professional services rendered for Cherokee by its independent public accountant during Fiscal 2015 and our fiscal year ended February 1, 2014 ("Fiscal 2014") are as follows:

	Ernst & Young Fiscal 2015	Ernst & Young Fiscal 2014
Audit Fees(1)	$295,080	$318,500
Tax Fees(2)	$2,538	$50,000

(1)
Audit Fees consist of fees for professional services rendered for the integrated audit of Cherokee's consolidated financial statements (including services related to the audit of Cherokee's internal control over financial reporting) by Ernst & Young for Fiscal 2015 and Fiscal 2014.

(2)
Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning.

        Cherokee's Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent public accountant and establishes a pre-approved aggregate fee level for all of these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause Cherokee to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All of the services rendered by our independent public accountant during Fiscal 2015 and Fiscal 2014 were pre-approved by the Audit Committee.

        Stockholder ratification of the selection of Ernst & Young as Cherokee's independent registered public accounting firm is not required by Cherokee's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant at any time during the year if they determine that such a change would be in the best interests of Cherokee and its stockholders.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal. Broker non-votes will not result from the vote on Item 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CHEROKEE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

 ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act ") added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

        As described in detail under "Executive Compensation—Compensation Discussion and Analysis" below, our executive compensation programs are designed to (i) attract, reward and retain highly qualified and motivated executive officers who contribute to Cherokee's success; (ii) provide economic incentives for executive officers to achieve Cherokee's business and financial objectives by linking the executive officers' compensation to the performance of Cherokee; (iii) strengthen the relationship between executive pay and stockholder value; (iv) promote accountability; and (v) reward individual performance. Please read the "Executive Compensation" section of this Proxy Statement, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our Named Executive Officers and the accompanying narrative disclosure, for additional details about our executive compensation programs, including information about the Fiscal 2015 compensation of our Named Executive Officers.

        We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The say-on-pay vote is advisory, and therefore not binding on Cherokee, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

Vote Required and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors has unanimously determined that each of Messrs. Ewing, Galvin, Hull, Ravich and Tworecke, constituting five of the six directors standing for re-election, is an "independent" director, as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Stupp is not independent because he is currently an executive officer of Cherokee.

Meetings and Committees of the Board of Directors

        The business affairs of Cherokee are managed under the direction of the Board of Directors, although the Board of Directors is not involved in Cherokee's day-to-day operations. During Fiscal 2015, the Board of Directors met five times and took action by written consent on one occasion. Each director, after his appointment to the Board or a committee of the Board, attended 100% of all Board of Directors and applicable committee meetings held during Fiscal 2015. Cherokee encourages all of its directors to attend our annual meetings of stockholders. All of our directors attended in person or telephonically the 2014 annual meeting of stockholders.

        The Board of Directors does not currently have a formal process in place for stockholders to send communications directly to the Board of Directors or any specific director. However, stockholders may send such communications to the Secretary c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, who will forward all such communications to the Board. Any stockholder or employee may submit to the Audit Committee at any time a complaint or concern regarding any questionable accounting, internal accounting controls or auditing matters concerning Cherokee by writing c/o Audit Committee Chairman, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411 or by submitting a notice via the whistleblower system at https://cherokee.alertline.com/gcs/welcome.

        The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The following table sets forth the membership of each of Cherokee's three standing committees as of January 31, 2015.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Timothy Ewing	Member	Chairman	—
Keith Hull	Member	—	Chairman
Frank Tworecke	—	Member	Member
Jess Ravich	—	Member	—
Robert Galvin	Chairman	—	Member

Audit Committee

        The primary functions of Cherokee's Audit Committee are, among other things: to be directly responsible for the appointment, compensation, retention and oversight of the work of our firm of independent certified public accountants; to review and discuss with management and the independent accountants the Company's financial statements prior to including them in a report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission; to oversee audits of the Company's financial statements and meet with the independent accountants in connection with each annual audit to review the planning and staffing of the audit; to review and oversee the Company's accounting and financial reporting processes, including management's evaluation of the adequacy and effectiveness of internal controls; to discuss with management and the independent accountants Cherokee's practices with respect to risk assessment, risk management and critical accounting policies; to receive and review from the independent accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time; to prepare a report each year for inclusion in Cherokee's annual proxy statement; and to pre-approve all auditing services and permitted non-audit services to be performed for Cherokee by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on Cherokee's website at www.cherokeeglobalbrands.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Committee Composition" under the heading "Financial Information."

        Currently and during all of Fiscal 2015, the Audit Committee consisted of the following three non-employee directors: Mr. Galvin, Mr. Hull and Mr. Ewing, with Mr. Hull serving as the Chairman until June 2014 and Mr. Galvin serving as the Chairman thereafter. The Board of Directors has determined that all directors currently and during Fiscal 2015 serving as members of the Audit Committee are "independent" under applicable NASDAQ Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meet all other applicable requirements of the NASDAQ Marketplace Rules. The Board has also determined that Mr. Galvin and Mr. Hull are "audit committee financial experts," as that term is defined by applicable SEC rules.

        Representatives of Cherokee's independent registered public accounting firm are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee met four times during Fiscal 2015.

Compensation Committee

        The Compensation Committee administers Cherokee's compensation program for executive officers. The Compensation Committee is responsible for, among other things: reviewing and approving the Company's compensation philosophy; reviewing management's risk assessment regarding compensation policies and practices; annually reviewing and approving the compensation, including bonus and incentive compensation, for our executive officers; reviewing and advising the Board regarding the performance of our executive officers; administering and interpreting the Company's incentive compensation plans and stock-related plans; reviewing and approving the compensation of our non-employee directors; and overseeing and approving all public disclosures with respect to compensation. The Compensation Committee may form and delegate any of its responsibilities to subcommittees consisting solely of Compensation Committee members, with Board approval. For information regarding the role of our Chief Executive Officer and our other executive officers in the determination of executive officer compensation, see the discussion under "Compensation Discussion and Analysis" below. The Cherokee Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on Cherokee's website at www.cherokeeglobalbrands.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations", then click on "Committee Composition" under the heading "Financial Information."

        The Compensation Committee currently consists of Mr. Ewing (Chairman), Mr. Ravich, and Mr. Tworecke, and also included Mr. Hull for part of Fiscal 2015 until June 2014, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all directors currently and during Fiscal 2015 serving as members of the Compensation Committee are "independent" under applicable NASDAQ Marketplace Rules and Rule 10C-1 of the Exchange Act.

        The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. The Compensation Committee's chairman then reports the Compensation Committee's recommendations on executive compensation to the full Board. The Compensation Committee may engage and consult with independent compensation consultants as it deems appropriate to review, analyze and set compensation packages for our executive officers. The Compensation Committee reviews the total fees paid to any outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. The Compensation Committee met two times during Fiscal 2015 and acted by unanimous written consent on two occasions.

Compensation Committee Interlocks and Insider Participation

        Each of Messrs. Ewing, Hull, Ravich and Tworecke served as a member of the Compensation Committee during all or part of Fiscal 2015. No such person is or was during Fiscal 2015 an officer or employee of Cherokee or had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of the executive officers of Cherokee has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Cherokee.

Nominating & Governance Committee

        The functions of the Nominating & Governance Committee include, among other things: the identification of qualified candidates to become Board members; the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); the selection of any candidates to fill any vacancies on the Board; oversight of the evaluation of the Board; and the development, recommendation to the Board and monitoring of a policy regarding the consideration of director candidates recommended by stockholders. Cherokee's Board of Directors has adopted a written charter for the Nominating & Governance Committee, a current copy of which is available on Cherokee's website at www.cherokeeglobalbrands.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Committee Composition" under the heading "Financial Information."

        The Nominating & Governance Committee currently consists of Mr. Hull (Chairman), Mr. Galvin and Mr. Tworecke, and also included Mr. Ewing for part of Fiscal 2015 until June 2014. The Board of Directors has determined that all directors currently and during Fiscal 2015 serving as members of the Nominating & Governance Committee are "independent" under applicable NASDAQ Marketplace Rules. The Nominating & Governance Committee met two times during Fiscal 2015.

        The goal of the Nominating & Governance Committee of our Board is to assemble a Board of Directors that brings to Cherokee a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating & Governance Committee also considers candidates with appropriate non-business backgrounds. The Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Nominating & Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap in fulfilling these needs. Under the terms of the Nominating & Governance Committee charter, the committee considers the following criteria when recommending candidates for election to the Board, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer of a publicly held company; experience in Cherokee's industry and with relevant social policy concerns; experience as a board member of another public company; academic expertise in an area of Cherokee's operations; and practical and mature business judgment. The Nominating & Governance Committee and the Board of Directors may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual's past contributions to the Board are also considered. Although we do not have a policy with respect to Board diversity, the Nominating & Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election, and have been put forth as director nominees by Cherokee's Nominating & Governance Committee.

        Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating & Governance Committee may consider these factors and any such other factors as it may deem are in the best interests of Cherokee and our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board of Directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self-regulatory organization.

        The Nominating & Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant and valuable to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining new perspectives. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee would identify a new nominee in light of the criteria described above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating & Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent director nominees, at the discretion of the Nominating & Governance Committee.

        The Nominating & Governance Committee will evaluate director nominees recommended by stockholders in the same manner as it evaluates other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors must comply with the notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which the proposed director nominee is to be up for election. The stockholder's written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may reference a copy of our Bylaws by accessing the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC's website at www.sec.gov. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting of stockholders unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

Code of Business Conduct and Ethics

        Cherokee has adopted a Code of Business Conduct and Ethics that applies to Cherokee's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This code satisfies the requirements of a "code of business conduct and ethics" under Rule 4350-7 of the NASDAQ Marketplace Rules and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Any amendments to or waivers of the code will be promptly posted on our website at www.cherokeeglobalbrands.com or in a report on Form 8-K, as required by applicable laws.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of Cherokee to make this determination based on the position and direction of Cherokee and the membership of the Board. During Fiscal 2015, Mr. Ravich served as the non-executive Chairman of the Board. The Board believes that at this time, separating the roles of Chief Executive Officer and Chairman and appointing Mr. Ravich as Chairman is in the best interest of our stockholders, as it permits our Chief Executive Officer to focus on our day-to-day business while our Chairman of the Board can focus on leading the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

The Board's Role in Risk Oversight

        The Board, as a whole and also at the committee level, has an active role in managing our risks. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and risks relating to any related party or conflict of interest transactions, as well as our policies with respect to risk assessment and risk management generally. The Nominating & Governance Committee manages risks associated with the composition of the Board, including the independence of our directors. Members of the management team report directly to the Board or the appropriate board committee. The directors then use this information to understand, identify, manage and attempt to mitigate risk. After a committee has discussed the management report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate with respect to the oversight of our material risks.

Director Compensation Program

        Commencing on August 4, 2014, each non-employee director receives compensation of $80,000 per annum. The following additional compensation is provided to non-employee directors in connection with committee memberships and chairman roles: (i) the chair of the Audit Committee receives an additional $20,000 compensation per annum; (ii) the chair of the Compensation Committee receives an additional $15,000 compensation per annum; (iii) the chair of the Nominating & Governance Committee receives an additional $10,000 compensation per annum; (iv) each member of the Audit Committee not serving as chair receives an additional $10,000 compensation per annum; (v) each member of the Compensation Committee not serving as chair receives an additional $7,500 compensation per annum; (vi) each member of the Nominating & Governance Committee not serving as chair receives an additional $5,000 compensation per annum; and (vii) the Chairman of the Board receives an additional $80,000 compensation per annum and an additional $5,000 compensation for any in person business meetings he attends in his capacity as Chairman at the request of Cherokee's management that is held outside of the Los Angeles, California metropolitan area. All such compensation is provided in quarterly increments. Mr. Stupp, our only director who also serves as an employee, receives no separate compensation for his services as a director. For a discussion of Mr. Stupp's compensation earned in his capacity as our Chief Executive Officer, see the discussion under "Executive Compensation" below.

        In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, our non-employee director compensation program provides each director with the opportunity to elect to receive equity awards of all or a portion of their annual compensation for Board service. As a result, at the meeting of the Board of Directors held in June of each year, each non-employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of their annual compensation for service on the Board of Directors that is to be paid in equity, in the form of restricted stock units ("RSU's") that are valued based on the closing price of the Company's common stock on a date selected by the Board. All of the RSU's awarded pursuant to the elections made in June 2014 are set forth in the following table and were approved and granted on August 4, 2014. For purposes of determining the number of shares subject to each RSU award, the fair value of the awards was measured using the closing price of the Company's common stock on June 9, 2014. These RSU's are subject to the terms of the 2013 Stock Incentive Award Plan (the "2013 Plan") and RSU agreements that provide for quarterly vesting over a one-year period commencing on August 4, 2014, subject to continued service through each vesting date and acceleration of vesting upon the earlier to occur of any of the following: (i) a change in control of the Company, (ii) the death of the recipient or (iii) the recipient's failure to be re-elected to the Board of Directors in any election in which the recipient stands for re-election.

Name	Date of Option Grant	Restricted Stock Unit Awards
Timothy Ewing	08/04/2014	3,783
Keith Hull	08/04/2014	3,603
Jess Ravich	08/04/2014	12,074
Frank Tworecke	08/04/2014	3,333
Robert Galvin	08/04/2014	3,783

Fiscal 2015 Director Compensation Table

        The following table sets forth certain information concerning the compensation of Cherokee's non-employee directors for Fiscal 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Timothy Ewing	58,750	63,063	121,813
Keith Hull	61,250	60,062	121,312
Jess Ravich	61,250	201,274	262,524
Frank Tworecke	51,875	55,561	107,436
Robert Galvin	56,250	63,063	119,313

(1)
At the end of Fiscal 2015, each of our non-employee directors held options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 27,000; (ii) Keith Hull, 27,000; (iii) Frank Tworecke, 11,000; (iv) Robert Galvin, 11,000; and (v) Jess Ravich, 119,000. At the end of Fiscal 2015, each of our non-employee directors held stock awards for the following number of shares of our common stock: (i) Timothy Ewing, 6,783; (ii) Keith Hull, 7,603; (iii) Frank Tworecke, 7,333; (iv) Robert Galvin, 7,783; and (v) Jess Ravich, 15,074.

(2)
Represents the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC on April 16, 2015.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis explains Cherokee's policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of Cherokee's executive officers who served as a Named Executive Officer during Fiscal 2015.

Compensation Policies and Philosophy

        The Compensation Committee oversees the design and administration of our executive compensation program. The Compensation Committee's primary objectives in structuring and administering our executive officer compensation program are to:

  •
  attract, reward and retain highly qualified and motivated executive officers who contribute to Cherokee's success;

  •
  provide economic incentives for executive officers to achieve Cherokee's business and financial objectives by linking the executive officers' compensation to the performance of Cherokee;

  •
  strengthen the relationship between executive pay and stockholder value;

  •
  promote accountability; and

  •
  reward individual performance.

        To achieve these objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link Cherokee's strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of Cherokee's executives, including the Named Executive Officers, while also providing competitive guaranteed compensation and opportunities for rewards that attract and retain top quality and experienced executives. Our compensation programs seek to accomplish these goals by using a combination of base salary, performance-based and discretionary cash bonuses and equity incentive awards. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (i) the individual's ability to perform assigned tasks; (ii) the individual's knowledge of his or her job; (iii) the individual's ability to work with others toward the achievement of Cherokee's goals; and (iv) internal pay equity among executive officers. The Compensation Committee also evaluates corporate performance by considering factors such as Cherokee's performance relative to the business environment and the success of Cherokee in meeting its business and financial objectives. In reviewing these factors for both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

        Although the Compensation Committee has utilized benchmarking with a specific peer group of companies to design our executive compensation programs in past years, the Compensation Committee did not rely on benchmarking with any peer group in determining executive compensation for Fiscal 2015 for a variety of reasons, including a desire to maintain compensation levels and structure in Fiscal 2015 that were substantially stable with those of Fiscal 2014 and the resulting perception that benchmarking was not needed. Instead, the Compensation Committee determined Named Executive Officer compensation for Fiscal 2015 by drawing on its experience and its judgment in establishing a compensation program and pay levels that it believes are appropriately rewarding to our Named Executive Officers and responsible for a company in our stage of growth and otherwise satisfy the principle objectives of our compensation philosophy. From time to time, the Compensation Committee may review general industry trends for informational purposes in designing our compensation programs and determining Named Executive Officer pay levels.

Process for Establishing Compensation Packages

        The Compensation Committee's practice is to establish the annual compensation packages for each of our executive officers in the beginning of each fiscal year, typically in our first or second fiscal quarter in connection with annual performance reviews. Performing this process after the end of the prior fiscal year allows the Compensation Committee to incorporate data on Cherokee's performance during the prior year into its analysis and to conduct an assessment of the executives' contribution to Cherokee's overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards.

        All equity incentive awards to our executive officers are granted by the Compensation Committee, typically at its first or second fiscal quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers, if granted, are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual's date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of Cherokee's common stock as reported by the NASDAQ Global Select Market on the date of grant.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at Cherokee's annual stockholders meeting held in June 2011, our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At our 2014 annual meeting of stockholders, our executive compensation received a favorable advisory vote. The Compensation Committee believed this affirmed stockholders' support of Cherokee's approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy or structure in Fiscal 2015. The Compensation Committee will continue to consider the outcome of Cherokee's say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

        With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews on an annual basis the performance of each executive officer, as well as the compensation paid to each such executive officer for the prior fiscal year. Following such review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to each such executive officer during the next fiscal year, including recommended salary levels, bonuses and equity-based awards, as applicable. Following a review of such recommendations, the Compensation Committee will take such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable. The Chief Executive Officer is not involved in discussions or the determination of any aspect of his own compensation, which the Compensation Committee determines and approves based on its assessment of factors it deems relevant, including the Chief Executive Officer's and our Company's performance.

        Our Chief Executive Officer participates in meetings of the Compensation Committee at the Compensation Committee's request, other than during executive session or when our Chief Executive Officer's own compensation is under discussion, to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of executive officers (other than himself); and

  •
  compensation recommendations as to executive officers (other than himself).

        In addition, our Chief Financial Officer often prepares meeting information for the Compensation Committee and our President and Chief Operating Officer and our Chief Financial Officer participate in Compensation Committee meetings at the Compensation Committee's request, other than during executive session or when the compensation of such executive officer is under discussion, as applicable. Our Chief Executive Officer and our other executive officers also play a significant role in the compensation-setting process for other employees by:

  •
  evaluating employee performance;

  •
  recommending business performance targets and establishing objectives; and

  •
  recommending salary levels, bonuses and equity-based awards.

Role of Compensation Consultants

        Although the Compensation Committee did not engage any compensation consultants in Fiscal 2015, the Compensation Committee has the authority to engage the services of independent compensation consultants to assist with executive compensation review and analysis at its discretion. Such a compensation consultant may be engaged to, among other things, provide an independent review of our executive compensation and validate the methods and scope of internal review being conducted. Pursuant to its charter and in accordance with applicable SEC rules and NASDAQ Marketplace Rules, the Compensation Committee would assess the independence of any such compensation consultant and the existence of any conflicts of interest prior to any engagement.

Components of Compensation

        The compensation of executive officers consists of the following three principal components: base salary, performance-based and discretionary cash bonuses, and equity incentive awards. The Compensation Committee believes that the combination of these elements provides an appropriate mix between short-term and long-term cash and non-cash compensation that is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee strives to develop comprehensive packages that are competitive with those offered by other companies with which Cherokee competes to attract and retain talented executives.

  Base Salary

        The Compensation Committee conducts an annual review of the base salary for each executive officer, including our Named Executive Officers. Each year, in connection with the completion of Cherokee's fiscal year end audit and in connection with conducting annual performance reviews, the Chief Executive Officer makes initial recommendations with respect to the base salaries of executive officers other than himself. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which then reviews the Chief Executive Officer's recommendations and other information it deems relevant before making its determination regarding base salaries for the applicable fiscal year. In considering executive officers' base salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above and place particular emphasis on the success of Cherokee in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. The Compensation Committee also considers other qualitative and quantitative factors that it may deem relevant, including industry trends and other similar information. Typically, an executive officer's base salary is increased with additional job responsibility or in light of other factors, but is not intended to be the primary compensation method to reward past performance or incentivize future performance.

        The base salaries for our Named Executive Officers during Fiscal 2015 were as follows:

Name and Title	Base Salary for Fiscal 2015
Henry Stupp, Chief Executive Officer	$750,000
Howard Siegel, President and Chief Operating Officer	$425,000
Jason Boling, Chief Financial Officer	$288,000	(1)

(1)
Represents the amount earned by Mr. Boling in Fiscal 2015 based on his base salary of $250,000 from February 2, 2014 through April 30, 2014 and his base salary of $300,000 from May 1, 2014 through January 31, 2015.

        On May 9, 2014, the Compensation Committee approved a base salary increase for Mr. Boling from an amount of $250,000 to an amount of $300,000, with such base salary increase effective as of May 1, 2014. The Compensation Committee approved such salary increase, together with a concurrent reduction of Mr. Boling's bonus eligibility, as discussed under "Cash Bonuses" below, in an effort to shift more of Mr. Boling's total cash compensation to guaranteed salary payments and less to "at risk" bonus payments, which the Compensation Committee determined was appropriate in light of various factors, including Mr. Boling's level of responsibility, performance as our Chief Financial Officer during Fiscal 2014 and internal pay equity factors.

  Cash Bonuses

        We have periodically paid cash bonuses to Named Executive Officers at the discretion of the Compensation Committee based on the Compensation Committee's evaluation of performance against various corporate goals and objectives and, with respect to our Chief Executive Officer and Chief Financial Officer, pursuant to a performance-based cash bonus plan. In each case, this element of compensation is designed to motivate Cherokee's employees to meet the business and financial objectives of Cherokee.

  Performance Bonus

        Pursuant to the terms of Mr. Stupp's employment agreement with us, which are described under "Employment Agreements" below, and pursuant to the Compensation Committee's determination in May 2014 to also apply the applicable terms to Mr. Boling, Mr. Stupp and Mr. Boling are eligible to receive a cash performance-based bonus (the "Performance Bonus") based on the level of achievement of Cherokee's EBITDA (defined as net income before interest expense, tax provision, depreciation, and amortization are subtracted, and inclusive of any amounts payable as Performance Bonus) for each fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year). The amount of the Performance Bonus is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement) , and (ii) for Mr. Boling, 30% of his then-current base salary at 100% achievement, with a minimum bonus of 20% of his then-current base salary at 80% achievement and a maximum bonus of 40% of his then-current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement). If Cherokee's EBITDA for a fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year), then Mr. Stupp and Mr. Boling are not entitled to any Performance Bonus for that fiscal year.

        The Compensation Committee determined to base the achievement of the Performance Bonus on Cherokee's EBITDA because this metric provides a basis for measuring Cherokee's operating performance and profitability based upon its business and assets, without regard to the impact of variations attributable to accounting or tax-related matters.

        For Fiscal 2015, the Compensation Committee had established an EBITDA target of $18,200,000 and Cherokee's actual EBITDA for such period was $16,900,000, equal to 93% of the EBITDA target. As a result, Mr. Stupp was awarded a Performance Bonus of $186,000 for Fiscal 2015 and Mr. Boling was awarded a Performance Bonus of $84,000 for Fiscal 2015.

        With respect to Mr. Boling's eligibility to receive a Performance Bonus, the Compensation Committee approved his participation in this performance-based bonus plan and a reduction in his target bonus eligibility from 40% of his base salary to 30% of his base salary on May 9, 2014. The Compensation Committee approved these changes to Mr. Boling's bonus eligibility, together with the concurrent increase to his base salary described under "Base Salary" above, in an effort to shift more of Mr. Boling's total cash compensation to guaranteed salary payments and less to "at risk" bonus payments, which the Compensation Committee determined was appropriate in light of various factors, including Mr. Boling's level of responsibility, performance as our Chief Financial Officer during Fiscal 2014 and internal pay equity factors.

  Discretionary Cash Bonuses

        The decisions as to whether or not discretionary cash bonuses will be paid and the amounts of such bonuses are tied to the profitability and performance of Cherokee and other factors the Compensation Committee may deem relevant with respect to each executive officer, although for Fiscal 2015, the Compensation Committee did not pre-establish or communicate to executives any performance targets related to the performance of Cherokee (other than the Performance Bonus). Generally, as part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, our Chief Executive Officer determines and presents recommendations to the Compensation Committee with respect to discretionary cash bonuses for our other executive officers, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year, as well as the contribution of the executive to the overall success and achievements of Cherokee. When making its decision, the Compensation Committee also considers internal pay equity factors together with each executive officer's qualifications, duties and responsibilities and, with respect to our Chief Executive Officer, his eligibility to receive discretionary cash bonuses as set forth in his employment agreement with us, which is described under "Employment Agreements" below.

        For Fiscal 2015, the Compensation Committee determined to pay the following discretionary cash bonuses to our Named Executive Officers: (i) for Mr. Siegel, an amount equal to $119,000, based on the Company's achievement of 93% of its EBITDA target for Fiscal 2015 and a target bonus amount of $128,000 for achievement of 100% of the Company's EBITDA target, which the Compensation Committee determined to pay in order to align the cash bonus amounts paid to all of our Named Executive Officers with the terms of the Performance Bonus; and (ii) for Messrs. Stupp, Siegel and Boling, an amount equal to $14,000, $9,000 and $6,000, respectively, in recognition of significant efforts and successes during Fiscal 2015 in terminating the Company's relationship with Tesco, its former licensee for Cherokee branded products in the United Kingdom, and entering into a new arrangement with Argos for sales of Cherokee branded products in this territory.

  Equity Compensation

        Cherokee's equity compensation plans are administered by the Compensation Committee. Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the 2006 Incentive Award Plan (the "2006 Plan"), which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding). The share reserve under the 2013 Plan includes the shares available for grant or subject to outstanding awards under the 2006 Plan plus 700,000 shares. Stock options are granted under Cherokee equity compensation plans with exercise prices equal to or above the market price of Cherokee's common stock on the date of grant and generally vest in annual installments over two, three or five years. Since stock options have value only if the price of Cherokee's common stock increases over the exercise price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with those of our stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with Cherokee. In determining the number of equity incentive awards granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to Cherokee in the coming years and has made to Cherokee in the past, and the size of prior equity awards granted to the executive officer. The Compensation Committee generally determines equity incentive awards for executive officers and employees other than the Chief Executive Officer based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant equity incentive awards based on individual and corporate achievements and other factors. Decisions regarding equity incentive awards are typically made at the Compensation Committee's year-end meeting, which is typically scheduled several months in advance. Cherokee does not time the release of material nonpublic information based on equity incentive award grant dates.

  Fiscal 2014 Performance Stock Units

        On April 15, 2013, the Compensation Committee approved the grant of performance stock unit awards to each of Messrs. Siegel and Boling pursuant to the 2006 Plan. In addition, on July 16, 2013, the Compensation Committee approved the grant of a performance stock unit award to Mr. Stupp pursuant to the 2013 Plan. Each performance stock unit represents a contingent right to receive one share of Cherokee's common stock. Mr. Siegel's award entitles him to receive up to 17,000 shares of Cherokee's common stock, Mr. Boling's award entitles him to receive up to 10,000 shares of Cherokee's common stock, and Mr. Stupp's award entitles him to receive up to 30,000 shares of Cherokee's common stock, in each case subject to certain vesting and other conditions described below and as set forth in individual award agreements entered into between Cherokee and each recipient. There is no purchase price required by the recipient in connection with his receipt of an award or upon vesting.

        The performance stock units issued to Messrs. Stupp, Siegel and Boling each vest in up to three increments where the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's applicable fiscal year is (i) $15.35 for Fiscal 2014, (ii) $16.88 for Fiscal 2015 and (iii) $18.57 for Fiscal 2016. If a price target is met, one-third of the performance stock units will vest. In addition, if a price target for either Fiscal 2014 or Fiscal 2015 is not met, the portion of the award that would have vested had such target been met for such fiscal year will rollover to the following fiscal year and will vest in the event the price target for the following fiscal year is met. For example, because at the end of Fiscal 2014 Cherokee's average closing share price for the month preceding the end of Fiscal 2014 was below $15.35, no portion of any award vested at the end of Fiscal 2014 and two-thirds of the shares subject to each award were subject to vesting if the $16.88 price target for Fiscal 2015 was satisfied. Cherokee's average closing share price for the month preceding the end of Fiscal 2015 was above $16.88 and, as a result, two-thirds of the shares subject to each award vested as of January 30, 2015, the last business day of Fiscal 2015.

        The Compensation Committee chose this type of award design principally due to the following considerations: (i) the performance stock units have a strong performance orientation in that they generally do not vest unless one or more price targets are achieved; (ii) the performance stock unit awards align the named executive officers' interests with our stockholders (the awards will only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the performance stock unit award grant date); (iii) the price targets are objective, measureable, straightforward, and difficult to manipulate; (iv) the performance stock unit awards will only be earned following a sustained stock price increase, minimizing the possibility of vesting upon a short-term stock price spike; and (v) there is no exercise price associated with the performance stock unit awards, so the awards can deliver more value to our senior executives, with less associated dilution than some other equity award forms.

  Fiscal 2015 Stock Options

        On May 9, 2014, the Compensation Committee awarded a stock option to purchase up to 75,000 shares to Mr. Stupp and a stock option to purchase up to 30,000 shares to each of Messrs. Siegel and Boling. Each of these stock options vests in equal annual installments over a three-year period subject to the continued employment of the Named Executive Officer through each vesting date. The Compensation Committee determined to grant these awards after evaluating the other then-outstanding equity awards held by our Named Executive Officers and concluding that the terms of some of those awards, including the exercise prices of certain stock options, may make them out of reach due to changes in the Company's stock price. As of May 9, 2014, the Named Executive Officers collectively held stock options to purchase shares of common stock that had exercise prices significantly above the closing price of our common stock on the date these stock options were granted. As a result, the compensation committee determined it was important to grant additional equity awards for retention and value delivery purposes, and believed that these objectives were best achieved by awarding these stock options.

Perquisites

        Cherokee annually reviews the perquisites that senior executives receive. Generally, Cherokee's senior executives are entitled to benefits that are otherwise available to all of its employees.

Other Benefits

        Cherokee maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) retirement savings plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options, which do not include Cherokee's common stock. In addition, Cherokee provides a matching contribution of up to 4% of each eligible employee's salary per year.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees in Fiscal 2015 creates incentives for employees to take excessive or unreasonable risks that could materially harm Cherokee. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across Cherokee. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

Summary of Executive Compensation for the Fiscal 2015 Performance Period

        The following table summarizes the compensation of our Named Executive Officers for Fiscal 2015.

Name and Title	Stock Option Share Amount (#)(1)	Base Salary ($)(2)	Cash Bonuses ($)(3)
Henry Stupp, Chief Executive Officer	75,000	750,000	200,000
Howard Siegel, President and Chief Operating Officer	30,000	425,000	128,000
Jason Boling, Chief Financial Officer	30,000	288,000	90,000

(1)
Such stock options vest in equal annual installments over a three-year period subject to the continued employment of the grantee through each vesting date. Such stock options have an exercise price of $13.54 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

(2)
Amounts represent the base salary earned by each Named Executive Officer for Fiscal 2015. On May 9, 2014, the Compensation Committee increased Mr. Boling's base salary for Fiscal 2015 from $250,000 to $300,000, with such salary increase effective as of May 1, 2014.

(3)
Amounts represent cash payments made pursuant to the Performance Bonus and discretionary cash bonuses approved by our Compensation Committee for performance during Fiscal 2015.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee establishes and oversees the design and functioning of Cherokee's executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of Cherokee. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report and this Proxy Statement.

COMPENSATION COMMITTEE
Timothy Ewing, Chairman
Jess Ravich
Frank Tworecke

Summary Compensation Table

        The following table sets forth the compensation for services rendered by our Named Executive Officers during Fiscal 2015:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Henry Stupp	2015	750,000	14,000	—	256,000	186,000	65,000	1,271,000
Chief Executive	2014	746,000	100,000	116,000	—	—	37,000	999,000
Officer	2013	633,000	—	—	309,000	—	120,000	1,062,000
Howard Siegel	2015	425,000	128,000	—	102,000	—	54,000	709,000
President, Chief	2014	425,000	75,000	65,000	—	—	27,000	592,000
Operating Officer & Secretary	2013	382,000	62,500	—	206,000	—	31,000	681,500
Jason Boling	2015	288,000	6,000	—	102,000	84,000	29,000	509,000
Chief Financial	2014	216,000	35,000	38,000	210,000	—	12,000	511,000
Officer	2013	—	—	—	—	—	—	—

(1)
Represents discretionary cash bonuses earned for performance during each of the periods presented.

(2)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC on April 16, 2015.

(3)
Represents the amount of the Performance Bonus earned by the applicable Named Executive Officer during each of the periods presented.

(4)
Amounts include employer-paid health insurance premiums and vacation payouts and the employer contributions to the Company's 401(k) retirement savings plan paid on behalf of each Named Executive Officer. For Mr. Stupp, the amount for Fiscal 2014 includes $20,000 paid to Mr. Stupp as reimbursement of legal fees incurred in connection with the negotiation of the Restated Employment Agreement (as defined below). Also for Mr. Stupp, the amount for Fiscal 2013 includes a "catch up" payment of approximately $93,000 that was paid in connection with an increase to his base salary on June 18, 2012 that was made retroactive to February 1, 2012, which payment was made in June 2012 and represents the amount of the increased salary for the period from February 1, 2012 to June 18, 2012.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of a plan-based award made to a Named Executive Officer during Fiscal 2015:

					All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards(3) ($)
						Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Henry Stupp	5/9/2014	—	—	—	75,000	$13.54	256,000
	—	50,000	200,000	350,000	—	—	—
Howard Siegel	5/9/2014	—	—	—	30,000	$13.54	102,000
Jason Boling	5/9/2014	—	—	—	30,000	$13.54	102,000
	—	60,000	90,000	120,000	—	—	—

(1)
Represents amounts payable under the Performance Bonus.

(2)
All such options vest ratably on an annual basis over a three-year period, commencing on the first anniversary of the date of grant.

(3)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 to the consolidated financial statements contained in the Annual Report filed with the SEC April 16, 2015.

Outstanding Equity Awards at January 31, 2015

        The following table summarizes outstanding equity awards held by our Named Executive Officers as of January 31, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Henry Stupp	71,250	(4)	22,500	(4)	18.30	8/26/2016
	60,000		30,000		13.06	6/18/2019
	—		75,000		13.54	5/9/2021
	—		—		—	—	10,000	181,800
Howard Siegel	10,000		—		22.70	8/21/2015
	50,000		—		18.30	8/26/2017
	60,000	(5)	40,000	(5)	17.21	3/23/2018
	40,000		20,000		13.06	6/18/2019
	—		30,000		13.54	5/9/2021
	—		—		—	—	5,667	103,026
Jason Boling	10,000		20,000		14.03	3/25/2020
	6,667		13,333		12.02	8/19/2020
	—		30,000		13.54	5/9/2021
	—				—	—	3,334	60,612

(1)
Other than as described below, all option awards vest on an annual basis ratably over a three-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment through each vesting date.

(2)
The performance stock units vest in up to three increments where the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's applicable fiscal year is (i) $15.35 for Fiscal 2014, (ii) $16.88 for Fiscal 2015, and (iii) $18.57 for Fiscal 2016. If a price target is met, one-third of the performance stock units will vest. In addition, since the price target for Fiscal 2014 was not met, the portion of the award that would have vested had such target been met for such fiscal year rolled over to the following fiscal year and was subject to vesting in the event the price target for the following fiscal year was met. Because the price target for Fiscal 2015 was met, two-thirds of the performance stock units vested as of January 30, 2015, the last business day of Fiscal 2015.

(3)
Determined by multiplying the unvested portion of the stock awards by $18.18, the closing price of our common stock on January 30, 2015.

(4)
There are 187,500 total shares subject to the option, of which 142,500 have vested as of January 31, 2015. The shares subject to the option vest on an annual basis ratably over a five-year period, beginning on the first anniversary of the date of grant. The option was amended in July 2012 to permit the transfer of up to 50% of the shares subject to the option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp's continued service to Cherokee). As a result, the amounts presented herein represent Mr. Stupp's beneficial ownership of 50% of the option grant.

(5)
The option vests on an annual basis ratably over a five-year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment through each vesting date.

Option Exercises and Stock Vested

        The following table summarizes the Named Executive Officers' exercises of any stock options and vesting in any shares subject to restricted stock or restricted stock unit awards during Fiscal 2015:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Henry Stupp	—	—		20,000	$363,600
Howard Siegel	50,000	$158,825	(1)	11,333	$206,034
Jason Boling	—	—		6,666	$121,188

(1)
Determined by adding (i) 18,654 shares acquired on exercise multiplied by the difference between $19.87, the trade price on December 16, 2014, the date of exercise, and the exercise price per share of $16.08, (ii) 1,001 shares acquired on exercise multiplied by the difference between $19.70, the trade price on December 17, 2014, the date of exercise, and the exercise price per share of $16.08, (iii) 1,200 and 100 shares acquired on exercise multiplied by the difference between $19.00 and $19.70, respectively, the trade prices on December 19, 2014, the date of exercise, and the exercise price per share of $16.08, and (iv) 16,346 and 12,699 shares acquired on exercise multiplied by the difference between $18.90 and $18.80, respectively, the trade prices on December 22, 2014, the date of exercise, and the exercise price per share of $16.08. The actual value realized by Mr. Siegel upon sales of the shares acquired upon exercise was $158,825.

(2)
Determined by multiplying the number of shares vested by $18.18, the closing price of our common stock on January 30, 2015, the vesting date of the shares.

Employment Agreements

  Restated Employment Agreement with Mr. Stupp

        On July 16, 2013, we entered into an Amended and Restated Executive Employment Agreement (the "Restated Employment Agreement") with Henry Stupp, our Chief Executive Officer. The Restated Employment Agreement was approved by the Compensation Committee. The Restated Employment Agreement amends, restates and supersedes in its entirety the employment agreement dated August 26, 2010, as amended, between Cherokee and Mr. Stupp. The Restated Employment Agreement has an initial term that expires January 31, 2017, and it will automatically renew for three-year terms thereafter, unless either party provides the other party written notice of non-renewal at least ninety (90) days prior to the end of the then-current term.

        Pursuant to the terms of the Restated Employment Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, which was his base salary for Fiscal 2015. The Compensation Committee may increase Mr. Stupp's base salary in its discretion. In addition, for Fiscal 2014 and each subsequent fiscal year during which the Restated Employment Agreement is in effect, Mr. Stupp is eligible for a discretionary cash bonus of up to $300,000 as determined in the sole discretion of the Compensation Committee and the Performance Bonus. See the description of the Performance Bonus under the heading "Cash Bonuses" above.

        In addition, the Restated Employment Agreement provides that Mr. Stupp shall receive equity incentive awards on each anniversary of the date of the Restated Employment Agreement in amounts and on terms to be determined by the Compensation Committee in its discretion. Further, the Restated Employment Agreement provides for certain payments upon a termination of Mr. Stupp's employment with Cherokee, as described under "Potential Payments Upon Termination or Change in Control" below.

  Offer Letter with Mr. Boling

        Pursuant to an offer letter dated February 22, 2013 (the "Offer Letter") and effective March 25, 2013, Mr. Boling's annual base salary was initially $250,000, which amount was increased to $300,000 in May 2014. Also pursuant to the Offer Letter, Mr. Boling received a bonus of $35,000 for Fiscal 2014 and was initially eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee, which amount was reduced to 30% of his annual base salary and was tied to the Company's achievement of certain EBITDA targets pursuant to the terms of the Performance Bonus in May 2014. See the description of the Performance Bonus under the heading "Cash Bonuses" above. Mr. Boling is also eligible to receive equity incentive awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Offer Letter provides for certain payments upon a termination of Mr. Boling's employment with Cherokee, as described under "Potential Payments Upon Termination or Change in Control" below.

Potential Payments Upon Termination or Change in Control

        Except as described below, no Named Executive Officers are entitled to any payments upon termination or a change of control that are not generally available to all of Cherokee's employees.

  Chief Executive Officer—Mr. Stupp

        The table below shows Cherokee's estimates of our potential cash payments upon termination of our Chief Executive Officer, Henry Stupp. The amounts included in the table below assume such termination was effective as of January 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Stupp upon his termination. The actual amounts to be paid out can only be determined at the time of the event triggering such payments.

        Pursuant to the Restated Employment Agreement, in the event that Cherokee terminates Mr. Stupp's employment at any time other than for cause or if he terminates his employment at any time for good reason, Mr. Stupp will be entitled to receive an amount equal to twelve (12) months of his then-current base salary, payable in the form of salary continuation. In addition, Mr. Stupp will be entitled to receive: (i) a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year), which shall be payable at the same time as other annual or discretionary annual bonuses are payable to Cherokee's other senior executives; (ii) an additional severance payment equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, which shall be paid in a lump sum within 60 days following the termination of Mr. Stupp's employment; (iii) continuation of Mr. Stupp's medical and dental benefits for twelve (12) months or reimbursement for payments by Mr. Stupp to maintain such benefits and (iv) accelerated vesting of the performance stock units or other equity awards held by Mr. Stupp. In addition, Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp shall not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than good reason, except that in the event Mr. Stupp's employment is terminated as a result of his death or disability, he or his estate shall receive a pro-rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp's performance stock units and other equity awards shall accelerate. Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp shall vest in the event Cherokee's common stock ceases to be publicly traded as a result of a "going private transaction" having the effects described in Section (a)(3)(ii) of Rule 13e-3 of the Exchange Act.

        For purposes of the Restated Employment Agreement, "cause" means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to Cherokee; (iii) commits a material breach of the Restated Employment Agreement, which breach is not cured within twenty days after written notice; (iv) willfully refuses to implement or follow a lawful policy of Cherokee, which breach is not cured within twenty days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Also for purposes of the Restated Employment Agreement, "good reason" means (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with Cherokee or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp's base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from Cherokee's corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp's responsibilities; or (v) material breach by Cherokee of its material obligations under the Restated Employment Agreement or any other agreement with Mr. Stupp, which breach is not cured within twenty days after written notice.

Benefits and Payments Upon Termination	Involuntary Not For Cause Termination	Termination Due to Death or Disability	Termination by Executive For Good Reason	Going Private Transaction
Cash severance payment(1)	$750,000	—	$750,000	—
Continuation of medical and dental benefits(2)	$14,000	—	$14,000	—
Payout of Performance Bonus(3)	$186,000	$186,000	$186,000	—
Acceleration of performance stock units(4)	$181,800	$181,800	$181,800	$181,800
Acceleration of stock options(5)	$501,605	$501,605	$501,605	—
Total:	$1,633,405	$869,405	$1,633,405	$181,800

(1)
Represents twelve (12) months of Mr. Stupp's base salary as of January 31, 2015.

(2)
Represents the approximate value of the continuation of Mr. Stupp's medical benefits for twelve (12) months.

(3)
Represents a payment equal to the sum of (i) one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years ($0, as Mr. Stupp did not earn a Performance Bonus for such periods), plus (ii) a pro-rated Performance Bonus for the fiscal year in which such termination occurs, based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year ($186,000, the amount of the Performance Bonus earned for Fiscal 2015).

(4)
Determined by multiplying the unvested portion of the award by $18.18, the closing price of our common stock on January 30, 2015.

(5)
Determined by multiplying the number of unvested shares subject to stock options that are exercisable for less than $18.18 per share (the closing price of our common stock on January 30, 2015), by the difference between $18.18 and the exercise price applicable to such stock options.

  Chief Financial Officer—Mr. Boling

        The table below shows Cherokee's estimates of our potential cash payments upon termination of our Chief Financial Officer, Jason Boling. The amounts included in the table below assume such termination was effective as of January 31, 2015, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Boling upon his termination. The actual amounts to be paid out can only be determined at the time of the event triggering such payments.

        Pursuant to the Offer Letter, in the event that Cherokee terminates Mr. Boling's employment at any time other than for cause, Mr. Boling will be entitled to receive an amount equal to six (6) months of his then-current base salary, payable in the form of salary continuation. The Offer Letter provides that the foregoing severance payment will increase to twelve (12) months of continued salary after Mr. Boling has been employed by Cherokee for at least thirty six (36) months. In addition, Mr. Boling will be entitled to receive: (i) all earned but unpaid compensation at the time of termination and (ii) continuation of Mr. Boling's medical and dental benefits for the applicable monthly severance period. The Offer Letter also provides that Mr. Boling shall be entitled to certain benefits in the event that Cherokee undergoes a change of control and, within twelve months following such change of control, any of the following occur (i) Mr. Boling's position is eliminated, (ii) Mr. Boling is terminated for any reason other than for cause, or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 miles. Such benefits consist of the following : Mr. Boling will be entitled to receive (i) an amount equal to twelve (12) months of his then-current base salary and any earned but unpaid bonus amount, (ii) continuation of Mr. Boling's medical and dental benefits under COBRA for twelve (12) months and (iii) acceleration of vesting of all equity awards held by Mr. Boling as of the time of the change of control. Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling will not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

        For purposes of the Offer Letter, "cause" means Mr. Boling: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as Chief Financial Officer of the Company. Also for purposes of the Offer Letter, a "change of control" means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

Benefits and Payments Upon Termination	Involuntary Not For Cause Termination	Termination Following Change of Control Under Specified Conditions
Cash severance payment(1)	$150,000	$300,000
Continuation of medical and dental benefits(2)	$7,000	$14,000
Acceleration of performance stock units(3)	—	$60,612
Acceleration of stock options(4)	—	$304,331
Total:	$157,000	$678,943

(1)
Represents six (6) or twelve (12) months of Mr. Boling's base salary as of January 31, 2015, as applicable.

(2)
Represents the approximate value of the continuation of Mr. Boling's medical benefits for six (6) or twelve (12) months, as applicable.

(3)
Determined by multiplying the unvested portion of the award by $18.18, the closing price of our common stock on January 30, 2015.

(4)
Determined by multiplying the number of unvested shares subject to stock options that are exercisable for less than $18.18 per share (the closing price of our common stock on January 30, 2015), by the difference between $18.18 and the exercise price applicable to such stock options.

Certain Relationships and Related Person Transactions

        Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by our Audit Committee (if such transactions are not reviewed or overseen by another independent body of the Board), pursuant to the terms of the written charter of the Audit Committee. We have not adopted formal written procedures for the review, or standards for the approval, of these transactions, but instead our Audit Committee reviews such transactions on a case-by-case basis.

        Cherokee has entered into indemnification agreements with each of its directors and executive officers. These agreements require Cherokee to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Cherokee.

        For information with respect to other transactions and relationships between Cherokee and certain executive officers, directors and related parties, see the descriptions of the Restated Employment Agreement and the Offer Letter above under "Employment Agreements" and "Potential Payments Upon Termination or Change in Control" above.

Equity Compensation Plan Information

        Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the 2006 Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding). The share reserve under the 2013 Plan includes the shares available for grant or subject to outstanding awards under the 2006 Plan plus 700,000 shares.

        The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 2013 Plan as of January 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	868,267	$15.14	(2)	490,908
Equity compensation plans not approved by security holders(3)	317,500	$17.96		—
Total	1,185,767	$15.89		490,908

(1)
Represents shares reserved under the 2013 Plan, which expires on July 16, 2023.

(2)
Excludes restricted stock awards and performance stock unit awards, which have no associated exercise price.

(3)
Represents outstanding awards granted outside of the 2006 Plan or the 2013 Plan, consisting of: (i) an option to purchase up to 100,000 shares granted to a former employee, (ii) an option to purchase up to 187,500 shares granted to Mr. Stupp (of which half of the shares subject to such option were transferred to Mr. Stupp's former spouse pursuant to a domestic relations order), and (iii) an option to purchase up to 30,000 shares granted to Mr. Boling.

Burn Rate Commitment

        As set forth in our current report on Form 8-K dated June 27, 2013, our Board determined that it would not approve or authorize any equity incentive grants that would cause us to exceed a gross burn rate of 4.83% during the period commencing on July 16, 2013, the date when our stockholders approved the 2013 Plan, and continuing through at least the end of Fiscal 2015. In calculating our compliance with this maximum burn rate commitment, we define "gross burn rate" as the total number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards) granted during each fiscal year (although for purposes of this analysis the number of shares subject to performance units, performance shares and performance-based options will be counted in the fiscal year in which they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock outstanding (basic) for such fiscal year, both as reported in our periodic filings with the SEC. Any awards that are settled in cash, awards that are granted pursuant to stockholder approved option exchange programs and awards issued, assumed or substituted in connection with acquisitions are excluded from our gross burn rate calculation. Also for purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) are counted as 2.5 shares. Based upon the foregoing, our gross burn rate for Fiscal 2015 was approximately 4.3% as set forth in the following table:

	Shares subject to Stock Options Granted in Fiscal 2015	Shares subject to Restricted Stock Units Granted in Fiscal 2015	Performance Stock Units Vested in Fiscal 2015	Weighted Average Common Stock Outstanding in Fiscal 2015	Gross Burn Rate
Awards Granted or Vested in Fiscal 2015	188,000	26,576	44,640	8,558,411	4.3%

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 AUDIT COMMITTEE REPORT

        The Audit Committee of Cherokee's Board of Directors is comprised of independent directors as required by applicable NASDAQ Marketplace Rules and rules of the SEC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee Cherokee's financial reporting process on behalf of the Board of Directors. Management of Cherokee has the primary responsibility for Cherokee's financial statements, as well as Cherokee's financial reporting process, accounting principles and internal controls. Cherokee's independent public accountants are responsible for performing an audit of Cherokee's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of Cherokee as of and for the year ended January 31, 2015 with management and Cherokee's independent public accountants. The Audit Committee has discussed with Cherokee's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board and as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Cherokee's independent public accountants required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence) as currently in effect, and it has discussed with Cherokee's independent public accountants their independence from Cherokee. The Audit Committee has considered whether the independent public accountants' provision of non-audit services to Cherokee is compatible with maintaining the independent public accountants' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of Cherokee and by Cherokee's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Cherokee's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Cherokee's independent public accountants meet the applicable standards for independent public accountants' independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Robert Galvin, Chairman
Mr. Tim Ewing
Mr. Keith Hull

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us.

        To our knowledge, based solely on our review of the copies of such reports received by us, we believe that, during Fiscal 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met.

 OTHER MATTERS

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2016 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is December 31, 2015, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and otherwise comply with Rule 14a-8 in all respects, and should be sent to our Corporate Secretary at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. While our Board will consider proper stockholder proposals that are properly brought before the 2016 annual stockholders meeting, we reserve the right to omit from our 2016 proxy materials any stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

        In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual stockholders meeting outside the processes of Rule 14a-8, a stockholder must have given timely notice of the proposal or nomination in writing to Cherokee. To be timely for the 2016 annual stockholders meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between November 1, 2015 and December 31, 2015. A stockholder's notice to Cherokee must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any proposals or nominations at the Annual Meeting or at our 2016 annual stockholders meeting that do not meet the requirements set forth in our Bylaws. Stockholders may reference a copy of our Bylaws by accessing the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC's website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Solicitation of Proxies

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by Cherokee. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or e-mail by officers, directors and other employees of Cherokee, who will not receive any additional compensation for such services. Cherokee will also request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments and Postponements

        Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. Any signed proxies and proxies submitted by the Internet or by telephone that are received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Delivery of Voting Materials

        To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet or by telephone. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

        If you share an address with another stockholder, have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For our future annual stockholders meetings, you may also request to receive a separate copy of the Notice of Internet Availability if you are presently receiving only one copy or one copy of the Notice of Internet Availability if you are presently receiving multiple copies. All such requests should be directed to us by calling (818) 908-9868 or by writing to Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Other Business of the Annual Meeting

        The Board of Directors is not aware of any matter to be presented at the Annual Meeting that is not listed on the Notice of Annual Meeting and discussed in this Proxy Statement. If other matters should properly come before the Annual Meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
April 29, 2015

CHEROKEE INC.

ATTN: Jason Boling

5990 Sepulveda Blvd, Suite 600

Sherman Oaks, CA 91411

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees	☐	☐	☐

01  Timothy Ewing

02  Robert Galvin

03  Keith Hull

04  Jess Ravich

05  Frank Tworecke

06  Henry Stupp

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve the proposed ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for Fiscal 2016.	☐	☐	☐

3. To approve a non-binding advisory resolution on executive compensation.	☐	☐	☐

4. Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000245381_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC.

The undersigned hereby appoints Henry Stupp and Jason Boling, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2015 Annual Meeting of Stockholders of Cherokee Inc. to be held at our corporate office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411 on June 8, 2015 at 10 A.M. PDT on all matters that may come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000245381_2     R1.0.0.51160

QuickLinks

GENERAL INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 8, 2015
ITEM 1. ELECTION OF DIRECTORS
ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANT
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CHEROKEE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.
ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS